                                                        EX-99.B(j)rsconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 53 to
Registration Statement No. 2-42885 on Form N-1A of Waddell & Reed Advisors
Retirement Shares, Inc. of our report dated August 4, 2000, appearing in the Statement of Additional Information, which is part of this Registration
Statement, and to the references to us under the caption "Financial
Highlights" in the Prospectus, which also is a part of this Registration
Statement.

/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 13, 2000